Explanatory Note:
i3 Verticals, Inc. (the “Company”) is updating the press release issued by the Company on November 19, 2024, as reflected below to correct an error in the allocation of net income attributable to non-controlling interests between continuing operations and discontinued operations for the three months and years ended September 30, 2024 and 2023, which was identified by management while conducting final procedures in connection with the preparation of the Company’s audited financial statements for the year ended September 30, 2024. This error impacted the total amount of net income (loss) from contributing operations attributable to i3 Verticals, Inc. and the total amount of net income (loss) from discontinued operations attributable to i3 Verticals, Inc., respectively, for the three months and years ended September 30, 2024 and 2023, as well as the total basic and diluted earnings per share attributable to Class A common stockholders for continuing operations and discontinued operations, respectively, for these periods. For additional information, see the Current Report on Form 8-K/A furnished by the Company on November 25, 2024.

The updated release reads:

i3 VERTICALS REPORTS FOURTH QUARTER AND FULL FISCAL YEAR 2024 FINANCIAL RESULTS
Company Reaffirms 2025 Outlook
NASHVILLE, Tenn. (November 19, 2024) – i3 Verticals, Inc. (Nasdaq: IIIV) (“i3 Verticals” or the “Company”) today reported its financial results for the fiscal fourth quarter and year ended September 30, 2024.
Highlights from continuing operations1 for the fiscal fourth quarter and full fiscal year of 2024 vs. 2023
•Fourth quarter revenue from continuing operations was $60.9 million, an increase of 3.9% over the prior year's fourth quarter; full year revenue from continuing operations was $229.9 million, an increase of 1.4% over the prior year.
•Fourth quarter net income from continuing operations was $7.0 million, compared to a net loss from continuing operations of $1.2 million in the prior year's fourth quarter. Net loss from continuing operations for the year ended September 30, 2024, was $13.3 million, compared to a net loss from continuing operations of $23.7 million for the year ended September 30, 2023.
•Fourth quarter net income from continuing operations attributable to i3 Verticals, Inc. was $6.3 million, compared to net income from continuing operations attributable to i3 Verticals, Inc. of $0.6 million in the prior year's quarter; full year net loss from continuing operations attributable to i3 Verticals, Inc. was $8.9 million, compared to a net loss from continuing operations attributable to i3 Verticals, Inc. of $15.8 million for the year ended September 30, 2023.
•Fourth quarter adjusted EBITDA from continuing operations2 was $16.2 million, an increase of 3.5% over the prior year's fourth quarter. Adjusted EBITDA from continuing operations2 for the year ended September 30, 2024, was $58.3 million, a decrease of 1.8% over the prior year.
•Adjusted EBITDA from continuing operations2 as a percentage of revenue was 26.7% for the three months ended September 30, 2024, compared to 26.8% for the three months ended September 30, 2023, respectively. Adjusted EBITDA from continuing operations2 as a percentage of revenue was 25.4% for the year ended September 30, 2024, compared to 26.2% for the year ended September 30, 2023.
•Fourth quarter diluted net income per share attributable to Class A common stock from continuing operations was $0.20, compared to a diluted net loss per share of $0.02 in the prior year's fourth quarter; full year diluted net loss per share attributable to Class A common stock from continuing operations was $0.38, compared to a diluted net loss per share of $0.68 in the prior year.
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•For the fourth quarter and year ended September 30, 2024, pro forma adjusted diluted earnings per share from continuing operations2, which gives pro forma effect to the Company's tax rate, was $0.15 and $0.46, respectively, compared to $0.16 and $0.65 for the fourth quarter and year ended September 30, 2023, respectively.
◦Diluted net income per share attributable to Class A common stock from continuing operations and pro forma adjusted diluted earnings per share from continuing operations both exclude discontinued operations but include the consolidated cash interest expense. Cash interest expense for the three months and year ended September 30, 2024, was $6.7 million and $28.1 million, respectively. The Company's pro forma weighted average shares of adjusted diluted Class A common stock outstanding for the three months and year ended September 30, 2024, was 34,169,684 and 33,879,163, respectively. The fully diluted per share impact, adjusted for pro forma income tax expense at 25%, of cash interest expense for the three months and year ended September 30, 2024, was $0.15 and $0.62, respectively.
•Annualized Recurring Revenue ("ARR")3 from continuing operations for the fourth quarter of 2024 and 2023 was $188.2 million and $175.1 million, respectively, representing a period-to-period growth rate of 7.5%.
See footnotes on the following page.
1.As a result of the sale of the Company’s merchant services business, which was completed on September 20, 2024, the historical results of i3 Verticals' merchant services business have been reflected in discontinued operations in the consolidated statement of operations included in this earnings release, and continuing operations reflect the Company's remaining operations after giving effect to such classification. Prior period results have been recast to reflect this presentation.
2.Represents a non-GAAP financial measure. For additional information (including reconciliation information), see the attached schedules to this release.
3.Annualized Recurring Revenue ("ARR") is the annualized revenue derived from software-as-a-service (“SaaS”) arrangements, transaction-based software-revenue, software maintenance, recurring software-based services, payments revenue and other recurring revenue sources within the quarter. This excludes contracts that are not recurring or are one-time in nature. The Company focuses on ARR because it helps i3 Verticals to assess the health and trajectory of the business. ARR does not have a standardized definition and is therefore unlikely to be comparable to similarly titled measures presented by other companies. It should be reviewed independently of revenue and it is not a forecast. Additionally, ARR does not take into account seasonality. The active contracts at the end of a reporting period used in calculating ARR may or may not be extended or renewed by our customers.

Greg Daily, Chairman and Chief Executive Officer of i3 Verticals, commented, "We are pleased to report our earnings for the fourth quarter of fiscal 2024. Our results for the year reflect a culmination of what has been a significant transition for our business. We are now a streamlined and scaled vertical market software provider. We have also de-levered and are ready to capitalize on multiple growth opportunities in 2025.

“i3 Verticals has an excellent financial profile and we expect revenue growth and margin expansion to accelerate in the next fiscal year. We remain focused on growing recurring revenue, which improved by 7.5% this quarter. Looking ahead we expect to achieve high-single digits organic revenue growth in fiscal 2025 and increase our margins by more than 100 bps.

"Finally, I want to welcome Chad Fenner, our new Chief Product Officer. Chad has more than two decades of experience driving growth through product development and management. We are excited to have him on our team to help us bring the best possible products to market.”

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IIIV Reports Fourth Quarter and Full Fiscal Year 2024 Financial Results

November 19, 2024
2025 Outlook
The Company's practice is to provide annual guidance, excluding the impact of future acquisitions, dispositions and transaction-related costs.

The Company is providing the following outlook for the fiscal year ending September 30, 2025, which remains unchanged from the previous guidance included in the Company's earnings release issued on August 8, 2024:

(in thousands, except share and per share amounts)	Outlook Range
	Fiscal year ending September 30, 2025
Revenue	$243,000	-	$263,000
Adjusted EBITDA (non-GAAP)	$63,000	-	$71,500
Depreciation and internally developed software amortization	$12,000	-	$14,000
Cash interest expense	$1,000	-	$2,000
Pro forma adjusted diluted earnings per share(1)(non-GAAP)	$1.05	-	$1.25
_______________________
1.Assumes an effective pro forma tax rate of 25.0% (non-GAAP).
With respect to the “2025 Outlook” above, reconciliations of adjusted EBITDA, pro forma adjusted diluted earnings per share and adjusted diluted earnings per share guidance to the most comparable GAAP measures on a forward-looking basis are not available without unreasonable efforts. This inability results from the inherent difficulty in forecasting generally and quantifying certain projected amounts that are necessary for such reconciliations. In particular, sufficient information is not available to calculate certain adjustments required for such reconciliations, including changes in the fair value of contingent consideration, income tax expense of i3 Verticals, Inc. and equity-based compensation expense. The Company expects these adjustments may have a potentially significant impact on future GAAP financial results.

Change in Segments
As noted above, the Company completed the sale of its merchant services business on September 20, 2024. As a result, the historical results of the merchant services business have been reflected in discontinued operations in the Company's consolidated financial statements, and the Company no longer presents a merchant services segment. After giving effect to these developments, the Company has two reportable segments, Public Sector and Healthcare. See below under “i3 Verticals, Inc. Segment Summary” for financial information for our reportable segments for the periods presented.

Conference Call
The Company will host a conference call on Tuesday, November 19, 2024, at 8:30 a.m. ET, to discuss financial results and operations. To listen to the call live via telephone, participants should dial (844) 887-9399 approximately 10 minutes prior to the start of the call. A telephonic replay will be available from 11:30 a.m. ET on November 19, 2024, through November 26, 2024, by dialing (877) 344-7529 and entering Confirmation Code 4184020.

To listen to the call live via webcast, participants should visit the “Investors” section of the Company’s website, www.i3verticals.com, and go to the “Events” page approximately 10 minutes prior to the start of the call. The online replay will be available on this page of the Company’s website beginning shortly after the conclusion of the call and will remain available for 30 days.

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IIIV Reports Fourth Quarter and Full Fiscal Year 2024 Financial Results

November 19, 2024
Non-GAAP Measures
This press release contains information prepared in conformity with GAAP as well as non-GAAP information. It is management’s intent to provide non-GAAP financial information to enhance understanding of the Company's consolidated financial information as prepared in accordance with GAAP. This non-GAAP information should be considered by the reader in addition to, but not instead of, the financial statements prepared in accordance with GAAP. Each non-GAAP financial measure and the most directly comparable GAAP financial measure are presented for historical periods so as not to imply that more emphasis should be placed on the non-GAAP measure. The non-GAAP financial information presented may be determined or calculated differently by other companies.

Additional information about non-GAAP financial measures, including, but not limited to, pro forma adjusted net income from continuing operations, adjusted EBITDA from continuing operations and pro forma adjusted diluted EPS from continuing operations, and a reconciliation of those measures to the most directly comparable GAAP measures is included in the financial schedules of this release.

About i3 Verticals
The Company delivers seamless integrated software to customers in strategic vertical markets. Building on its sophisticated and diverse platform of software and services solutions, the Company creates and acquires software products to serve the specific needs of public and private organizations in its strategic verticals, including its Public Sector and Healthcare verticals.

Forward-Looking Statements
This release contains forward-looking statements that are subject to risks and uncertainties. All statements other than statements of historical fact or relating to present facts or current conditions included in this release are forward-looking statements, including any statements regarding the Company's fiscal 2025 financial outlook and statements of a general economic or industry specific nature. Forward-looking statements give the Company's current expectations and projections relating to its financial condition, results of operations, guidance, plans, objectives, future performance and business. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as “anticipate,” “estimate,” “expect,” “project,” “plan,” “intend,” “believe,” “may,” “will,” “should,” “could have,” “exceed,” “significantly,” “likely” and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events.
The forward-looking statements contained in this release are based on assumptions that we have made in light of the Company's industry experience and its perceptions of historical trends, current conditions, expected future developments and other factors we believe are appropriate under the circumstances. As you review and consider information presented herein, you should understand that these statements are not guarantees of future performance or results. They depend upon future events and are subject to risks, uncertainties (many of which are beyond the Company's control) and assumptions. Factors that could cause actual results to differ from those expressed or implied by our forward-looking statements include, among other things: ongoing and future economic and geopolitical conditions, including the impact of inflation and elevated interest rates, competition in our industry and our ability to compete effectively, regulatory developments, the successful integration of acquired businesses, our ability to execute on our strategy and achieve our goals following the completion of the sale of our merchant services business, and future decisions made by us and our competitors. All of these factors are difficult or impossible to predict accurately and many of them are beyond our control. For a further list and description of these and other important risks and uncertainties that may affect our future operations, see Part I, Item 1A - Risk Factors in our most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission, which we have updated in Part II, Item 1A - Risk Factors in Quarterly Reports on Form 10-Q we have filed thereafter, and the risks and uncertainties identified in other filings filed with the Securities and Exchange Commission from time to time.
Any forward-looking statement made by us in this release speaks only as of the date of this release and we undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

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IIIV Reports Fourth Quarter and Full Fiscal Year 2024 Financial Results

November 19, 2024

Contact:
Clay Whitson
Chief Strategy Officer
(888) 251-0987
investorrelations@i3verticals.com
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IIIV Reports Fourth Quarter and Full Fiscal Year 2024 Financial Results

November 19, 2024
i3 Verticals, Inc. Consolidated Statements of Operations
($ in thousands, except share and per share amounts)
(Unaudited)

	Three months ended September 30,			Year ended September 30,
	2024	2023	% Change	2024	2023	% Change

Revenue	$60,864	$58,584	4%	$229,923	$226,722	1%

Operating expenses
Other costs of services	5,033	4,083	23%	18,573	15,355	21%
Selling, general and administrative	44,842	45,221	(1)%	176,390	177,731	(1)%
Depreciation and amortization	7,580	7,149	6%	28,796	26,438	9%
Change in fair value of contingent consideration	(145)	876	n/m	(690)	10,767	n/m
Total operating expenses	57,310	57,329	—%	223,069	230,291	(3)%

Income (loss) from operations	3,554	1,255	n/m	6,854	(3,569)	n/m

Other expenses
Interest expense, net	6,956	6,714	4%	29,263	25,128	16%
Other income	(1,245)	(929)	n/m	(3,395)	(1,224)	n/m
Total other expenses	5,711	5,785	(1)%	25,868	23,904	8%

Loss before income taxes	(2,157)	(4,530)	(52)%	(19,014)	(27,473)	(31)%

Benefit from income taxes	(9,175)	(3,288)	n/m	(5,668)	(3,788)	n/m

Net income (loss) from continuing operations	7,018	(1,242)		(13,346)	(23,685)
Income from discontinued operations, net of income taxes	171,526	4,691		188,476	21,033
Net income (loss)	178,544	3,449	n/m	175,130	(2,652)	n/m

Net income (loss) from continuing operations attributable to non-controlling interest	689	(1,811)		(4,424)	(7,863)
Net income from discontinued operations attributable to non-controlling interest	59,945	712		66,213	6,022
Net income (loss) attributable to non-controlling interest	60,634	(1,099)	n/m	61,789	(1,841)	n/m

Net income (loss) from continuing operations attributable to i3 Verticals, Inc.	6,329	569		(8,922)	(15,822)
Net income from discontinued operations attributable to i3 Verticals, Inc.	111,581	3,979		122,263	15,011
Net income (loss) attributable to i3 Verticals	$117,910	$4,548	n/m	$113,341	$(811)	n/m

Net income (loss) per share attributable to Class A common stockholders from continuing operations:
Basic	$0.27	$0.02		$(0.38)	$(0.68)
Diluted	$0.20	$(0.02)		$(0.38)	$(0.68)
Net income per share attributable to Class A common stockholders from discontinued operations:
Basic	$4.72	$0.17		$5.22	$0.65
Diluted	$4.60	$0.13		$5.09	$0.58
Weighted average shares of Class A common stock outstanding:
Basic, for continuing operations	23,657,149	23,236,620		23,419,421	23,137,586
Diluted, for continuing operations	34,169,684	34,011,302		23,419,421	23,137,586
Basic, for discontinued operations	23,657,149	23,236,620		23,419,421	23,137,586
Diluted, for discontinued operations	34,169,684	34,011,302		33,879,163	33,970,731
n/m = not meaningful
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IIIV Reports Fourth Quarter and Full Fiscal Year 2024 Financial Results

November 19, 2024
i3 Verticals, Inc. Segment Summary from Continuing Operations
(Unaudited)
($ in thousands)

	For the Three Months Ended September 30, 2024
	Public Sector	Healthcare	Other	Total
Revenue	$49,603	$11,399	$(138)	$60,864
Other costs of services	4,370	799	(136)	5,033
Recurring cash SG&A expenses(1)	25,034	8,441	6,123	39,598
Adjusted EBITDA(2)	$20,199	$2,159	$(6,125)	$16,233
Adjusted EBITDA Margin(2)	41%	19%	n/m	27%

Income (loss) from operations	$14,268	$1,172	$(11,886)	$3,554

	For the Year Ended September 30, 2024
	Public Sector	Healthcare	Other	Total
Revenue	$184,841	$45,566	$(484)	$229,923
Other costs of services	16,125	2,932	(484)	18,573
Recurring cash SG&A expenses(1)	95,500	33,622	23,920	153,042
Adjusted EBITDA(2)	$73,216	$9,012	$(23,920)	$58,308
Adjusted EBITDA Margin(2)	40%	20%	n/m	25%

Income (loss) from operations	$49,712	$5,821	$(48,679)	$6,854

	For the Three Months Ended September 30, 2023
	Public Sector	Healthcare	Other	Total
Revenue	$46,895	$11,714	$(25)	$58,584
Other costs of services	3,388	718	(23)	4,083
Recurring cash SG&A expenses(1)	24,490	8,726	5,603	38,819
Adjusted EBITDA(2)	$19,017	$2,270	$(5,605)	$15,682
Adjusted EBITDA Margin(2)	41%	19%	n/m	27%

Income (loss) from operations	$12,182	$1,491	$(12,418)	$1,255

	For the Year Ended September 30, 2023
	Public Sector	Healthcare	Other	Total
Revenue	$182,214	$44,583	$(75)	$226,722
Other costs of services	13,326	2,103	(74)	15,355
Recurring cash SG&A expenses(1)	95,397	33,242	23,329	151,968
Adjusted EBITDA(2)	$73,491	$9,238	$(23,330)	$59,399
Adjusted EBITDA Margin(2)	40%	21%	n/m	26%

Income (loss) from operations	$41,987	$4,770	$(50,326)	$(3,569)
________________________
1.Recurring cash SG&A expenses represents the following items; payroll, fringe, third-party labor, capitalized development, commissions, rent, travel & entertainment, office, connectivity, SaaS & hosting, tech services, professional services, advertising, and other operating expenses.
2.Adjusted EBITDA and Adjusted EBITDA margin as presented at a segment level are measures reported to our management for purposes of making decisions about allocating resources to our business segments and assessing the performance of our business segments, and these measures will be presented in our financial statement footnotes in accordance with ASC 280, beginning with the Company’s annual report on Form 10-K to be filed for the fiscal year ending September 30, 2024. Adjusted EBITDA margin represents adjusted EBITDA as a percentage of revenue. Adjusted EBITDA and Adjusted EBITDA margin, as presented on a consolidated basis, are non-GAAP financial measures. For additional information regarding these non-GAAP financial measures, including reconciliations of consolidated Adjusted EBITDA to the most comparable GAAP measure, see below under "Reconciliation of GAAP to Non-GAAP Financial Measures."
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IIIV Reports Fourth Quarter and Full Fiscal Year 2024 Financial Results

November 19, 2024
i3 Verticals, Inc. Consolidated Balance Sheets
($ in thousands, except share and per share amounts)
(Unaudited)

	September 30,	September 30,
	2024	2023
Assets
Current assets
Cash and cash equivalents	$86,541	$3,105
Accounts receivable, net	55,988	50,785
Settlement assets	632	4,873
Prepaid expenses and other current assets	10,232	9,512
Current assets held for sale	—	17,269
Total current assets	153,393	85,544
Property and equipment, net	8,677	10,059
Restricted cash	2,424	4,215
Capitalized software, net	58,592	58,057
Goodwill	280,678	267,983
Intangible assets, net	162,816	163,149
Deferred tax asset	48,445	52,514
Operating lease right-of-use assets	8,954	11,815
Other assets(1)	6,696	11,727
Long-term assets held for sale	—	219,354
Total assets	$730,675	$884,417
Liabilities and equity
Liabilities
Current liabilities
Accounts payable	$5,370	$6,369
Current portion of long-term debt	26,223	—
Accrued expenses and other current liabilities	89,972	33,580
Settlement obligations	632	4,873
Deferred revenue	39,029	32,785
Current portion of operating lease liabilities	3,505	3,657
Current liabilities held for sale	—	12,197
Total current liabilities	164,731	93,461
Long-term debt, less current portion and debt issuance costs, net(1)	—	388,005
Long-term tax receivable agreement obligations	29,347	40,079
Operating lease liabilities, less current portion	6,317	8,968
Other long-term liabilities	14,921	23,078
Long-term liabilities held for sale	—	2,530
Total liabilities	215,316	556,121
Commitments and contingencies
Stockholders' equity
Preferred stock, par value $0.0001 per share, 10,000,000 shares authorized; 0 shares issued and outstanding as of September 30, 2024 and 2023	—	—
Class A common stock, par value $0.0001 per share, 150,000,000 shares authorized; 23,882,035 and 23,253,272 shares issued and outstanding as of September 30, 2024 and 2023, respectively	2	2
Class B common stock, par value $0.0001 per share, 40,000,000 shares authorized; 10,032,676 and 10,093,394 shares issued and outstanding as of September 30, 2024 and 2023, respectively	1	1
Additional paid-in-capital	279,335	249,688
Accumulated earnings (deficit)	100,397	(12,944)
Total stockholders' equity	379,735	236,747
Non-controlling interest	135,624	91,549
Total equity	515,359	328,296
Total liabilities and equity	$730,675	$884,417
See footnotes on the following page.
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IIIV Reports Fourth Quarter and Full Fiscal Year 2024 Financial Results

November 19, 2024
_________________________________________
1.During the fourth quarter of 2024, the Company elected to change its presentation of debt issuance costs associated with the revolver pursuant to the 2023 Senior Secured Credit Facility to an asset rather than a reduction in the related liability as the previously drawn amounts on the 2023 Senior Secured Credit Facility were repaid upon the closing of the sale of the Merchant Services Business. As of September 30, 2023, $2,924 was reclassified from a reduction in "Long-term debt, less current portion and debt issuance costs, net" to "Other assets" to conform to the current period presentation.
i3 Verticals, Inc. Consolidated Cash Flow Data
($ in thousands)
(Unaudited)

	Year ended September 30,
	2024	2023

Net cash provided by operating activities	$48,409	$37,170
Net cash provided by (used in) investing activities	$396,150	$(121,520)
Net cash (used in) provided by financing activities	$(367,362)	$72,985

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IIIV Reports Fourth Quarter and Full Fiscal Year 2024 Financial Results

November 19, 2024
Reconciliation of GAAP to Non-GAAP Financial Measures
The Company discloses adjusted EBITDA from continuing operations, pro forma adjusted net income from continuing operations and pro forma adjusted diluted EPS from continuing operations because the Company believes that these non-GAAP financial measures provide useful information to investors in understanding and evaluating the Company's ongoing operating results. Accordingly, the Company discloses these non-GAAP financial measures when reporting its financial results to stockholders and potential investors in order to provide them with an additional tool to evaluate the Company’s ongoing business operations. The Company believes that these non-GAAP financial measures are representative of comparative financial performance that reflects the economic substance of the Company’s current and ongoing business operations.

Although these non-GAAP financial measures assist in measuring the Company's financial results and assessing its financial performance, they are not necessarily comparable to similarly titled measures of other companies due to potential inconsistencies in the method of calculation. The Company believes that the disclosure of these non-GAAP financial measures provides investors with important key financial performance indicators that are utilized by management to assess the Company's financial results, evaluate the Company's business and make operational decisions on a prospective, going-forward basis. Hence, management provides disclosure of these non-GAAP financial measures to give stockholders and potential investors an opportunity to see the Company as viewed by management, to assess the Company with some of the same tools that management utilizes internally and to be able to compare such information with prior periods. The Company believes that disclosure of these non-GAAP financial measures provides investors with additional information to help them better understand its financial statements just as management utilizes these non-GAAP financial measures to better understand the business, manage budgets and allocate resources.

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IIIV Reports Fourth Quarter and Full Fiscal Year 2024 Financial Results

November 19, 2024
i3 Verticals, Inc. Reconciliation of GAAP Net Income from Continuing Operations to Non-GAAP Pro Forma Adjusted Net Income from Continuing Operations and Non-GAAP Adjusted EBITDA from Continuing Operations
(Unaudited)
($ in thousands)

	Three Months Ended September 30,		Year Ended September 30,
	2024	2023	2024	2023
Net income (loss) from continuing operations attributable to i3 Verticals, Inc.	$6,329	$569	$(8,922)	$(15,822)
Net income (loss) from continuing operations attributable to non-controlling interests	689	(1,811)	(4,424)	(7,863)
Net income (loss) from continuing operations	7,018	(1,242)	(13,346)	(23,685)
Non-GAAP Adjustments:
Benefit from income taxes	(9,175)	(3,288)	(5,668)	(3,788)
Non-cash change in fair value of contingent consideration(1)	(145)	876	(690)	10,767
Equity-based compensation from continuing operations(2)	3,367	5,939	18,178	23,723
M&A-related expenses(3)	272	28	3,161	1,140
Acquisition intangible amortization(4)	4,853	5,077	19,327	19,733
Non-cash interest expense(5)	278	405	1,175	1,717
Other taxes(6)	1,605	435	2,009	900
Other income related to adjustments of liabilities under tax receivable agreement(7)	(1,245)	(929)	(1,245)	(929)
Net gain on exchangeable note repurchases and related transactions(8)	—	—	(2,257)	—
Gain on investment(9)	—	—	—	(295)
Loss on disposal of property and equipment(10)	—	—	107	—
Non-GAAP pro forma adjusted income before taxes from continuing operations(11)	6,828	7,301	20,751	29,283
Pro forma taxes at effective tax rate(12)	(1,707)	(1,824)	(5,188)	(7,320)
Pro forma adjusted net income from continuing operations(13)	$5,121	$5,477	$15,563	$21,963
Cash interest expense, net(14)	6,678	6,309	28,088	23,411
Pro forma taxes at effective tax rate(12)	1,707	1,824	5,188	7,320
Depreciation and internally developed software amortization(15)	2,727	2,072	9,469	6,705
Adjusted EBITDA from continuing operations(11)	$16,233	$15,682	$58,308	$59,399
See footnotes on the following page.
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IIIV Reports Fourth Quarter and Full Fiscal Year 2024 Financial Results

November 19, 2024
________________________
1.Non-cash change in fair value of contingent consideration reflects the changes in management’s estimates of future cash consideration to be paid in connection with prior acquisitions from the amount estimated as of the later of the most recent balance sheet date forming the beginning of the income statement period or the original estimates made at the closing of the applicable acquisition.
2.Equity-based compensation expense related to stock options and restricted stock units issued under the Company's 2018 Equity Incentive Plan and 2020 Acquisition Equity Incentive Plan.
3.M&A-related expenses are the professional service and related costs directly related to any merger, acquisition and disposition activity of the Company. M&A-related expenses also include financing costs related to the administration of the Company's exchangeable notes. The Company believes these expenses are not reflective of the underlying operational performance of the Company.
4.Acquisition intangible amortization reflects amortization of intangible assets and software acquired through business combinations, acquired customer portfolios, acquired referral agreements and related asset acquisitions.
5.Non-cash interest expense reflects amortization of debt discount and debt issuance costs and any write-offs of debt issuance costs.
6.Other taxes consist of franchise taxes, commercial activity taxes, reserves for ongoing tax audit matters, the employer portion of payroll taxes related to stock option exercises and other non-income based taxes. Taxes related to salaries are not included.
7.Under our Tax Receivable Agreement we have a liability equal to 85% of certain deferred tax assets resulting from an increase in the tax basis of our investment in i3 Verticals, LLC. Other expenses related to adjustments of liabilities under our Tax Receivable Agreement relate to the remeasurement of the underlying deferred tax asset for changes in estimated income tax rates.
8.Net gain on exchangeable note repurchases and related transactions reflects the gain on repurchases of exchangeable notes and warrant unwinds, net of the loss on sale of bond hedge unwinds, which occurred during the year ended September 30, 2024.
9.Gain on investment, which the Company recognizes in other income, reflects contingent consideration received during the year ended September 30, 2023 for an investment that was sold in a prior year.
10.Loss on disposal of property and equipment is related to the sale of a building purchased through an acquisition.
11.Represents a non-GAAP financial measure.
12.Pro forma corporate income tax expense is based on Non-GAAP adjusted income before taxes from continuing operations and is calculated using tax rates of 25.0% for 2024 and 2023, based on blended federal and state tax rates.
13.Pro forma adjusted net income from continuing operations represents a non-GAAP financial measure, and assumes that all net income during the period is available to the holders of the Company’s Class A common stock.
14.Cash interest expense, net, represents all interest expense net of interest income recorded on the Company's statement of operations other than non-cash interest expense, which represents amortization of debt discount and debt issuance costs and any write-offs of debt issuance costs.
15.Depreciation and internally developed software amortization reflects depreciation on the Company's property, plant and equipment, net, and amortization expense on its internally developed capitalized software.

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IIIV Reports Fourth Quarter and Full Fiscal Year 2024 Financial Results

November 19, 2024
i3 Verticals, Inc. GAAP Diluted EPS from Continuing Operations and
Non-GAAP Pro Forma Adjusted Diluted EPS from Continuing Operations
(Unaudited)
($ in thousands, except share and per share amounts)

	Three months ended September 30,		Year ended September 30,
	2024	2023	2024	2023
Diluted net income (loss) attributable to Class A common stock per share from continuing operations	$0.20	$(0.02)	$(0.38)	$(0.68)
Pro forma adjusted diluted earnings per share from continuing operations(1)(2)	$0.15	$0.16	$0.46	$0.65
Pro forma adjusted net income from continuing operations(2)	$5,121	$5,477	$15,563	$21,963
Pro forma weighted average shares of adjusted diluted Class A common stock outstanding(3)	34,169,684	34,011,302	33,879,163	33,970,731
________________________
1.Pro forma adjusted diluted earnings per share from continuing operations, a non-GAAP financial measure, is calculated using pro forma adjusted net income from continuing operations and the pro forma weighted average shares of adjusted diluted Class A common stock outstanding.
2.Pro forma adjusted net income from continuing operations, a non-GAAP financial measure, assumes that all net income from continuing operations during the period is available to the holders of the Company's Class A common stock. Further, pro forma adjusted diluted earnings per share from continuing operations assumes that all Common Units in i3 Verticals, LLC and the associated non-voting Class B common stock were exchanged for Class A common stock at the beginning of the period on a one-for-one basis.
3.Pro forma weighted average shares of adjusted diluted Class A common stock outstanding include 10,032,676 and 10,067,399 weighted average outstanding shares of Class A common stock issuable upon the exchange of Common Units in i3 Verticals, LLC and 479,859 and 392,343 shares resulting from estimated stock option exercises and restricted stock units vesting as calculated by the treasury stock method for the three months and year ended September 30, 2024, respectively. Pro forma weighted average shares of adjusted diluted Class A common stock outstanding include 10,099,678 and 10,109,247 outstanding shares of Class A common stock issuable upon the exchange of Common Units in i3 Verticals, LLC and 675,004 and 723,898 shares resulting from estimated stock option exercises and restricted stock units vesting as calculated by the treasury stock method for the three months and year ended September 30, 2023, respectively.

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